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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT APPRAISERS

            We hereby consent to your reference to our appraisal and our report dated May 12, 2000 to the Board of Directors of Old Baldy Corporation, and to all references to our firm, in the registration statement on Form SB-2, and the prospectus included therein, of Old Baldy Corporation.


                                          /s/ The Appraisal Source, LLC

Salt Lake City, Utah

March 28, 2001